Exhibit 99.1

For Release 1:00 PM PDT
August 4, 2003

Western Wireless Announces Second Quarter 2003 Financial Results

     BELLEVUE, Wash. (August 4, 2003) – Western Wireless Corporation (NASDAQ: WWCA), a leading provider of wireless communications services to rural America, announced today its operating results for the quarter ended June 30, 2003.

     Western Wireless reported consolidated total revenues of $359 million for the second quarter, a 24% increase over the second quarter of 2002. Consolidated net income for the quarter was $40.3 million or $0.49 per diluted share. Consolidated Adjusted EBITDA increased to $104 million for the quarter, an increase of 33% from the second quarter of 2002 (see attached schedule for adjustments to reconcile net income (loss) to Adjusted EBITDA).

     “This summer has been a very exciting period for Western Wireless,” said John W. Stanton, Chairman and Chief Executive Officer of Western Wireless. “We continue to demonstrate excellent financial performance with strong revenue and Adjusted EBITDA growth, we added another important chapter in our long relationship with AT&T Wireless by signing a long-term GSM/GPRS roaming agreement, and we took decisive steps to improve our capital structure and reduce debt.”

     Stanton continued, “Internationally, we closed on the sale of our Croatian investment, realizing a substantial gain, and took another important step towards achieving our objective of reaching positive Adjusted EBITDA for our international operations.”

     Domestic Results

•	Adjusted EBITDA for Western Wireless’ domestic operations rose to $105 million for the quarter, an increase of 14% over the second quarter of 2002.

•	Free cash flow from domestic operations for the quarter was $71.3 million, an increase of 16% from the second quarter of 2002 (see attached schedule for adjustments to reconcile net cash provided by (used in) operating activities to free cash flow). Year to date, free cash flow was $139 million, an increase of 25% over the six months ended June 30, 2002.

•	Domestic net subscriber additions were 15,100 for the second quarter. Churn was 2.4% for the quarter. Total subscribers at the end of the quarter were 1,231,200.

•	Net income from domestic operations was $23 million for the quarter.

     Total service revenue (total revenues less equipment sales) for the quarter was $229 million. Subscriber revenue per average subscriber for the quarter was $47.37 per month, up 8.7% from the second quarter of 2002. Total service revenue per average subscriber for the quarter was $62.41 per month.

     The average monthly cost of serving a subscriber (cost of service plus general and administrative expenses) was $22.86 per subscriber for the quarter, a slight decline from the second quarter of 2002. On a per minute of use basis, the average monthly cost of serving a subscriber was 4.3 cents, a 23% decline from the second quarter of 2002. Cost per gross subscriber addition (“CPGA”; determined by dividing the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales, by the number of gross subscriber additions for the quarter) was $395 for the quarter. Western Wireless includes digital handset subsidies incurred in retaining existing subscribers in its subscriber acquisition costs. Retention costs for the quarter included in CPGA were $68.

     International Results

     Total revenue for Western Wireless International’s (“WWI”) six consolidated businesses was $119.5 million for the quarter, an increase of 75% over the same period last year. Adjusted EBITDA loss for our international segment for the quarter was $0.8 million, compared to a loss of $13.8 million for the second quarter of 2002.

     Net customer additions for the international consolidated businesses totaled 65,700 for the quarter, bringing total international consolidated customers to 902,100, an increase of 56% over the second quarter of 2002. WWI also had 165,700 fixed line customers, primarily in its tele.ring operations in Austria.

     Conference Call

     On August 4, 2003 at 1:30 p.m. PST, Western Wireless will host a conference call to discuss second quarter financial results. The dial-up number for the call is 888/566-5774.

The access code is the phrase “Western Wireless”. A separate dial-up replay number will be available beginning at 3:30 p.m. PST on August 4, 2003 until midnight on Monday, August 11, 2003. The replay number is 800/873-2053 and the access code is 2703. Investors can also access the live conference call and the conference call replay as well as view this press release through the investor relations link on the Western Wireless website at www.wwireless.com.

     About Western Wireless Corporation

     Western Wireless Corporation, located in Bellevue, Washington, was formed in 1994 through the merger of previously unrelated rural wireless companies. Following the merger, Western Wireless continued to invest in rural cellular licenses, acquired six PCS licenses in the original auction of PCS spectrum in 1995 through its VoiceStream subsidiary, and made its first international investment in 1996. Western Wireless went public later in 1996 and completed the spin-off of VoiceStream in 1999. Western Wireless now serves over 1.2 million subscribers in 19 western states under the Cellular One® and Western Wireless® brand names. Through its subsidiaries and operating joint ventures, Western Wireless is licensed to offer service in eight foreign countries.

     This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These factors include general economic and business conditions, nationally, internationally and in the regions and countries in which we operate; demographic changes; technology changes; increased competition; changes in business strategy or development plans; our high leverage and our ability to access capital markets; our ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; our ability and the cost of acquiring additional spectrum licenses; and product liability and other claims asserted against us. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s public offering prospectuses and its reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

For further information contact:
Investment Community:	Media:
Steve Winslow	John Snyder
Western Wireless Corporation	Snyder Investor Relations
(800) 261-5960	(206) 262-0291
steve.winslow@wwireless.com	jsnyder@snyderir.com

WESTERN WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three months ended June 30, 2003			Three months ended June 30, 2002

	Domestic	International	Consolidated	Domestic	International	Consolidated

Revenues:
Subscriber revenues	$173,886	$90,017	$263,903	$151,999	$46,216	$198,215
Roamer revenues	54,704	9,486	64,190	58,841	5,351	64,192
Fixed line revenues		14,640	14,640		13,383	13,383
Equipment sales	10,648	2,585	13,233	10,463	2,072	12,535
Other revenues	539	2,727	3,266	1,288	1,236	2,524

Total revenues	239,777	119,455	359,232	222,591	68,258	290,849

Operating expenses:
Cost of service (exclusive of depreciation included below)	43,344	61,502	104,846	46,157	44,277	90,434
Cost of equipment sales	22,231	14,893	37,124	19,302	8,336	27,638
General and administrative	40,575	21,636	62,211	34,947	14,036	48,983
Sales and marketing	28,583	22,268	50,851	30,216	15,427	45,643
Depreciation and amortization	54,527	16,838	71,365	47,130	10,252	57,382
Asset dispositions				7,556		7,556

Total operating expenses	189,260	137,137	326,397	185,308	92,328	277,636

Other income (expense):
Interest and financing expense, net	(22,252)	(15,187)	(37,439)	(28,031)	(10,971)	(39,002)
Equity in net income (loss) of unconsolidated affiliates, net of tax	(170)	1,872	1,702	(339)	1,180	841
Gain (loss) on sale of Croatian joint venture	(1,574)	42,093	40,519
Other, net	2,509	5,293	7,802	(3,671)	1,142	(2,529)

Total other income (expense)	(21,487)	34,071	12,584	(32,041)	(8,649)	(40,690)

Minority interests in net loss of consolidated subsidiaries		1,651	1,651		2,590	2,590

Income (loss) from continuing operations before provision for income taxes	29,030	18,040	47,070	5,242	(30,129)	(24,887)
Provision for income taxes	(6,036)	(709)	(6,745)	(4,238)	(817)	(5,055)

Income (loss) from continuing operations	22,994	17,331	40,325	1,004	(30,946)	(29,942)
Income from discontinued operations					2,565	2,565

Net income (loss)	$22,994	$17,331	$40,325	$1,004	$(28,381)	(27,377)

Basic income (loss) per share			$0.51			$(0.35)

Diluted income (loss) per share			$0.49			$(0.35)

Weighted average shares outstanding:
Basic			79,246,000			78,969,000

Diluted			82,348,000			78,969,000

Adjusted EBITDA(1)	$105,044	$(844)	$104,200	$91,969	$(13,818)	$78,151

(1)  See “Adjustments To Reconcile Net Income (Loss) To Adjusted EBITDA”

WESTERN WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Six months ended June 30, 2003			Six months ended June 30, 2002

	Domestic	International	Consolidated	Domestic	International	Consolidated

Revenues:
Subscriber revenues	$336,253	$160,974	$497,227	$297,677	$93,732	$391,409
Roamer revenues	102,883	23,385	126,268	111,851	13,204	125,055
Fixed line revenues		29,691	29,691		26,999	26,999
Equipment sales	20,464	5,812	26,276	20,888	5,316	26,204
Other revenues	1,654	5,290	6,944	3,452	2,156	5,608

Total revenues	461,254	225,152	686,406	433,868	141,407	575,275

Operating expenses:
Cost of service (exclusive of depreciation included below)	82,729	116,752	199,481	90,491	87,691	178,182
Cost of equipment sales	41,129	28,656	69,785	37,732	16,149	53,881
General and administrative	79,552	40,764	120,316	72,835	35,250	108,085
Sales and marketing	54,952	43,363	98,315	55,954	28,800	84,754
Depreciation and amortization	104,630	32,307	136,937	96,692	21,129	117,821
Asset dispositions	7,640		7,640	7,556		7,556

Total operating expenses	370,632	261,842	632,474	361,260	189,019	550,279

Other income (expense):
Interest and financing expense, net	(46,032)	(29,886)	(75,918)	(57,035)	(20,974)	(78,009)
Equity in net income (loss) of unconsolidated affiliates, net of tax	(339)	984	645	(339)	2,827	2,488
Gain (loss) on sale of Croatian joint venture	(1,574)	42,093	40,519
Other, net	4,691	2,087	6,778	2,125	(489)	1,636

Total other income (expense)	(43,254)	15,278	(27,976)	(55,249)	(18,636)	(73,885)

Minority interests in net loss of consolidated subsidiaries		4,043	4,043		5,825	5,825

Income (loss) from continuing operations before provision for income taxes	47,368	(17,369)	29,999	17,359	(60,423)	(43,064)
Provision for income taxes	(9,845)	(1,390)	(11,235)	(107,778)	(1,210)	(108,988)

Income (loss) from continuing operations	37,523	(18,759)	18,764	(90,419)	(61,633)	(152,052)
Income from discontinued operations					4,027	4,027

Net income (loss)	$37,523	$(18,759)	$18,764	$(90,419)	$(57,606)	$(148,025)

Basic income (loss) per share			$0.24			$(1.88)

Diluted income (loss) per share			$0.24			$(1.88)

Weighted average shares outstanding:
Basic			79,220,000			78,940,000

Diluted			79,801,000			78,940,000

Adjusted EBITDA(1)	$202,892	$(4,383)	$198,509	$176,856	$(26,483)	$150,373

(1)  See “Adjustments To Reconcile Net Income (Loss) To Adjusted EBITDA”

WESTERN WIRELESS CORPORATION
Adjustments to Reconcile Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	Three months ended June 30,

	2003			2002

	Domestic	International	Consolidated	Domestic	International	Consolidated

Net income (loss)	$22,994	$17,331	$40,325	$1,004	$(28,381)	$(27,377)
Depreciation and amortization	54,527	16,838	71,365	47,130	10,252	57,382
Asset dispositions				7,556		7,556
Stock-based compensation
Interest and financing expense, net	22,252	15,187	37,439	28,031	10,971	39,002
Equity in net (income) loss of unconsolidated affiliates, net of tax and other, net	(2,339)	(7,165)	(9,504)	4,010	(2,322)	1,688
(Gain) loss on sale of Croatian joint venture	1,574	(42,093)	(40,519)
Minority interests in net loss of consolidated subsidiaries		(1,651)	(1,651)		(2,590)	(2,590)
Provision for income taxes	6,036	709	6,745	4,238	817	5,055
Income from discontinued operations					(2,565)	(2,565)

Adjusted EBITDA	$105,044	$(844)	$104,200	$91,969	$(13,818)	$78,151

	Six months ended June 30,

	2003			2002

	Domestic	International	Consolidated	Domestic	International	Consolidated

Net income (loss)	$37,523	$(18,759)	$18,764	$(90,419)	$(57,606)	$(148,025)
Depreciation and amortization	104,630	32,307	136,937	96,692	21,129	117,821
Asset dispositions	7,640		7,640	7,556		7,556
Stock-based compensation Interest and financing expense, net	46,032	29,886	75,918	57,035	20,974	78,009
Equity in net (income) loss of unconsolidated affiliates, net of tax and other, net	(4,352)	(3,071)	(7,423)	(1,786)	(2,338)	(4,124)
(Gain) loss on sale of Croatian joint venture	1,574	(42,093)	(40,519)
Minority interests in net loss of consolidated subsidiaries		(4,043)	(4,043)		(5,825)	(5,825)
Provision for income taxes	9,845	1,390	11,235	107,778	1,210	108,988
Income from discontinued operations					(4,027)	(4,027)

Adjusted EBITDA	$202,892	$(4,383)	$198,509	$176,856	$(26,483)	$150,373

     EBITDA, which the Company has in the past also referred to as cash flow, is a non-GAAP financial measure generally defined as net income (loss) before interest, taxes, depreciation and amortization. However, when the Company uses the non-GAAP financial measure EBITDA it further excludes the following items: (i) asset dispositions; (ii) stock-based compensation; (iii) equity in net income (loss) of unconsolidated affiliates, net of tax and other, net; (iv) (gain) loss on sale of Croatian joint venture; (v) minority interests in net loss of consolidated subsidiaries; and (vi) income from discontinued operations. Accordingly, the Company has revised the title “EBITDA” that it has used in the past to “Adjusted EBITDA.” Each of the items excluded from Adjusted EBITDA referenced above is presented in the Company’s Condensed Consolidated Statements of Operations.

     Other companies in the wireless industry may define Adjusted EBITDA in a different manner or present other varying financial measures, and, accordingly, the Company’s presentation may not be comparable to other similarly titled measures of other companies. The Company’s calculation of Adjusted EBITDA is also not directly comparable to EBIT (earnings before interest and taxes) or EBITDA.

     The Company views Adjusted EBITDA as an operating performance measure and as such, believes that the GAAP financial measure most directly comparable to Adjusted EBITDA is net income (loss). The Company has presented Adjusted EBITDA because this financial measure, in combination with other financial measures, is an integral part of the Company’s internal reporting system utilized by management to assess and evaluate the performance of its business. Adjusted EBITDA is also considered a significant performance measure. It is used by management as a measurement of the Company’s success in obtaining, retaining and servicing customers by reflecting the Company’s ability to generate subscriber revenue while providing a high level of customer service in a cost effective manner. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which the Company evaluates their performance.

     Adjusted EBITDA is consistent with certain financial measures used in the Company’s Credit Facility and 9.250% Senior Notes due 2013. Such financial measures are key components of several negative covenants including, among others, the limitation on incurrence of indebtedness, the limitations on investments and acquisitions and the limitation on distributions and dividends.

     Adjusted EBITDA should not be construed as an alternative to net income (loss), as determined in accordance with GAAP, as an alternative to cash flows from operating activities, as determined in accordance with GAAP, or as a measure of liquidity. The Company believes Adjusted EBITDA is useful to investors as a means to evaluate the Company’s operating performance prior to financing costs, deferred tax charges, non-cash depreciation and amortization expense and certain other non-cash charges. Although Adjusted EBITDA may be defined differently by other companies in the wireless industry, the Company believes that Adjusted EBITDA provides some commonality of measurement in analyzing operating performance of companies in the wireless industry.

WESTERN WIRELESS CORPORATION
Adjustments to Reconcile Net Cash Provided By (Used In) Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three months ended June 30,

	2003			2002

	Domestic	International	Consolidated	Domestic	International	Consolidated

Net Cash provided by (used in) operating activities	$55,599	$11,922	$67,521	$56,937	$(10,185)	$46,752
Purchase of property and equipment	(33,700)	(14,391)	(48,091)	(30,468)	(49,781)	(80,249)
Interest and financing expense, net	22,252	15,187	37,439	28,031	10,971	39,002
Interest allocation	10,490	(10,490)		8,916	(8,916)
Changes in operating assets and liabilities	17,438	(15,264)	2,174	3,301	(5,677)	(2,376)
Cash paid for taxes		709	709		817	817
Other, net	(735)	(2,908)	(3,643)	(5,216)	(828)	(6,044)

Free cash flow	$71,344	$(15,235)	$56,109	$61,501	$(63,599)	$(2,098)

Net cash provided by (used in) investing activities			$18,436			$(103,836)

Net cash provided by financing activities			$87,143			$45,530

	Six months ended June 30,

	2003			2002

	Domestic	International	Consolidated	Domestic	International	Consolidated

Net Cash provided by (used in) operating activities	$126,508	$8,117	$134,625	$117,407	$(25,723)	$91,684
Purchase of property and equipment	(64,305)	(35,534)	(99,839)	(65,743)	(92,515)	(158,258)
Interest and financing expense, net	46,032	29,886	75,918	57,035	20,974	78,009
Interest allocation	20,937	(20,937)		16,738	(16,738)
Changes in operating assets and liabilities	11,110	(17,585)	(6,475)	(8,258)	(4,363)	(12,621)
Cash paid for taxes		1,390	1,390		1,210	1,210
Other, net	(1,695)	(5,254)	(6,949)	(6,066)	(1,843)	(7,909)

Free cash flow	$138,587	$(39,917)	$98,670	$111,113	$(118,998)	$(7,885)

Net cash used in investing activities			$(31,304)			$(183,237)

Net cash provided by financing activities			$83,981			$85,427

     Free cash flow, which the Company has in the past also referred to as unleveraged free cash flow, is a non-GAAP financial measure which the Company defines as net cash provided by (used in) operating activities; (i) less capital expenditures; (ii) adding back interest and financing expense, net; and (iii) adjusting for changes in operating assets and liabilities, cash paid for taxes and other, net.

     The Company views free cash flow as a liquidity measure and, as such, believes that the GAAP financial measure most directly comparable to free cash flow is net cash provided by (used in) operating activities. The Company has presented free cash flow because this financial measure, in combination with Adjusted EBITDA, is an integral part of the Company’s internal reporting system. The Company believes the ability of a company in the wireless industry to generate positive free cash flow has a positive impact on shareholder value. Free cash flow provides an important measurement of the cash generated by the Company after capital reinvestment in its business and is an indicator of the Company’s ability to service its long-term debt and other corporate cash requirements. Free cash flow does not include expenditures for domestic taxes as the Company currently has significant accumulated net operating losses and does not believe it will pay cash domestic income taxes in the near future.

     Free cash flow should not be construed as an alternative to net income (loss), as determined in accordance with GAAP or as an alternative to net cash provided by (used in) operating activities, as determined in accordance with GAAP. The Company believes free cash flow is useful to investors as a means to evaluate the cash-generating capabilities of the Company, as recurring capital expenditures are required in the wireless industry to sustain its subscriber base and revenue growth. Further, the Company considers trends in free cash flow when making decisions regarding the allocation of financial resources.

WESTERN WIRELESS CORPORATION
Selected Domestic Operating Statistics

	As of and for the
	Three months ended June 30,

	2003	2002

Licensed population(1)	10,582,000	10,487,000
Subscribers	1,231,200	1,165,300
Average monthly subscriber revenue(2)	$47.37	$43.59
Average monthly service revenue(3)	$62.41	$60.83
Average monthly cost of serving a subscriber:(4)
- per subscriber	$22.86	$23.26
- per minute of use	$0.043	$0.056
Cost per gross subscriber addition(5)	$395	$445
Churn	2.4%	2.4%
Subscriber minutes of use	454	357
Capital expenditures (000’s)	$33,700	$30,468

(1)	Population for 2003 is estimated based upon 2002 Claritas, Inc. estimates and is adjusted by Western Wireless by applying Claritas’ positive and negative growth factors.

(2)	Average monthly subscriber revenue is determined by dividing subscriber revenue for the period by average subscribers for the period (the sum of beginning subscribers and ending subscribers, divided by two), and dividing that result by the number of months in the period.

(3)	Average monthly service revenue is determined by dividing service revenues for the period by average subscribers for the period and dividing that result by the number of months in the period. Service revenues include subscriber, roamer and other revenues.

(4)	Average monthly cost of serving a subscriber is determined by dividing total service costs (cost of service plus general and administrative expense) by average subscribers for the period, and dividing that result by the number of months in the period.

(5)	Cost per gross subscriber addition is determined by dividing the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales, by the number of gross subscriber additions for the period.